Exhibit 10.1

Execution Version

FIFTH AMENDMENT TO MASTER REPURCHASE AGREEMENT

THIS FIFTH AMENDMENT TO MASTER REPURCHASE AGREEMENT (this “Amendment”), dated February 21, 2020, by and among MORGAN STANLEY BANK, N.A. (“Buyer”), KREF LENDING IV LLC (“Seller”) and KKR REAL ESTATE FINANCE HOLDINGS L.P. (“Guarantor”) amends that certain Master Repurchase and Securities Contract Agreement, dated December 6, 2016, by and between Buyer and Seller, as modified by that certain Omnibus Amendment, dated as of November 10, 2017 by and among Guarantor, Seller and Buyer, as further modified by that certain First Amendment to Repurchase Agreement, dated as of December 31, 2018 by and between Buyer and Seller, as further modified by that certain Second Amendment to Repurchase Agreement, dated March 14, 2019 by and between Buyer and Seller, and as further modified by that certain Third Amendment to Master Repurchase Agreement dated June 7, 2019 by and among Guarantor, Seller and Buyer, and as further modified by that certain Fourth Amendment to Master Repurchase Agreement, dated December 4, 2019 by and among Guarantor, Seller and Buyer (as the same has been or may be further amended, modified and/or restated from time to time, the “Repurchase Agreement”) and the other Transaction Documents as provided herein.

RECITALS

WHEREAS, the parties hereto desire to make certain amendments to the Repurchase Agreement and the other Transaction Documents as provided herein.

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1.           Amendment to the Repurchase Agreement.

(a)          The definition of “Extension Period” is hereby added to Section 2, as follows:

“Extension Period” shall have the meaning specified in Section 9(a).

(b)          The definition of “Facility Termination Date” in Section 2 of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

“Facility Termination Date” shall mean December 6, 2020, as such date may be extended in accordance with Section 9(a) and Section 9(b) of this Agreement.

(c)          The following is hereby inserted as Section 9(a) of the Repurchase Agreement:

Seller shall have two successive options to extend the then current Facility Termination Date each for an additional one (1) year period (each, an “Extension Period”) by written notice delivered to Buyer (i) with respect to the first such Extension Period, no later than thirty (30) days before December 6, 2020, and

(ii) with respect to the second Extension Period, no later than thirty (30) days before December 6, 2021.  Each such Extension Period shall be automatically effective without any further action by Buyer so long as (x) no Event of Default shall exist on the then current Facility Termination Date and (y) Seller shall have paid the Extension Fee to Buyer on or before the then-current Facility Termination Date.

(d)          Section 9(b) of the Repurchase Agreement is hereby deleted and the following is inserted in lieu thereof:

In addition to the Extension Periods described in Section 9(a) above, Seller may request two additional Extension Periods by written notice delivered to Buyer no earlier than one hundred (120) days and no later than thirty (30) days prior to the then-current Facility Termination Date (after giving effect to the expiration of both Extension Periods as set forth in Section 9(a) above).  Each such request may be approved or denied in Buyer’s sole discretion (on the same terms or such different terms as may be determined by Buyer at such time in its sole discretion), and in any case shall be approved only if (i) no Default, Event of Default or Margin Deficit Default shall exist on the date of Seller’s request to extend or on the then-current Facility Termination Date, (ii) all representations and warranties in this Agreement shall be true, correct, complete and accurate in all respects as of the then-current Facility Termination Date (except such representations which by their terms speak as of a specified date and subject to any exceptions disclosed to Buyer in an Exception Report prior to such date and approved by Buyer and subject to any exceptions disclosed to Buyer in writing for matters or events occurring subsequent to such date which are not prohibited and do not constitute a default under this Agreement), and (iii) on or before the then-current Facility Termination Date, Seller shall have paid the Extension Fee to Buyer.  Buyer shall notify Seller within ten (10) days of receipt of Seller’s request for an extension whether Buyer approves or denies such extension.

2.          Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Repurchase Agreement.

3.          Ratification and Authority.

(a)          Seller hereby represents and warrants that (i) Seller has the power and authority to enter into this Amendment and to perform its obligations under the Repurchase Agreement as amended hereby and the other Transaction Documents, (ii) Seller has by proper action duly authorized the execution and delivery of this Amendment and (iii) this Amendment has been duly executed and delivered by Seller and constitutes Seller’s legal, valid and binding obligations, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)          Seller hereby (i) unconditionally ratifies and confirms, renews and reaffirms all of its obligations under the Repurchase Agreement and each of the other Transaction Documents, (ii) acknowledges and agrees that such obligations remain in full force and effect, binding on and enforceable against it in accordance with the terms of the Repurchase Agreement as amended hereby and the other Transaction Documents, in each case, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (iii) represents, warrants and covenants that it is not in default under the Repurchase Agreement or any of the other Transaction Documents beyond any applicable notice and cure periods, and there are no defenses, offsets or counterclaims against Seller’s obligations under the Repurchase Agreement or the other Transaction Documents.

(c)          Guarantor, by its signature below, hereby (i) unconditionally approves and consents to the execution by Seller of this Amendment and the modifications to the Transaction Documents effected thereby, (ii) unconditionally ratifies, confirms, renews, and reaffirms all of its obligations under the Guaranty, (iii) acknowledges and agrees that its obligations under the Guaranty remain in full force and effect, binding on and enforceable against it in accordance with its terms subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (iv) represents, warrants and covenants that it is not in default under the Guaranty beyond any applicable notice and cure periods, and there are no defenses, offsets or counterclaims against its obligations under the Guaranty. Guarantor hereby represents and warrants that it has the power and authority to enter into this Amendment and has by proper action duly authorized the execution and delivery of this Amendment by Guarantor.

4.           Continuing Effect. Except as expressly amended by this Amendment, the Repurchase Agreement, the Guaranty and the other Transaction Documents remain in full force and effect in accordance with their respective terms.

5.         References in Transaction Documents. All references to the Repurchase Agreement in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Repurchase Agreement as amended hereby, unless the context expressly requires otherwise.

6.           Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

7.         Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this

Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

[Signatures appear on the next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in their names as of the date first above written.

BUYER:

MORGAN STANLEY BANK, N.A., a national banking association

By:	/s/ Anthony Preisano
Name: Anthony Preisano
Title: Authorized Signatory

[Signatures continue on the next page.]

SELLER:

KREF LENDING IV LLC, a Delaware limited liability company

By:	/s/ Patrick Mattson
Name: Patrick Mattson
Title: Authorized Signatory

GUARANTOR:

KKR REAL ESTATE FINANCE HOLDINGS L.P., a Delaware limited partnership

By:	KKR REAL ESTATE FINANCE TRUST INC., its general partner

By:	/s/ Patrick Mattson
Name: Patrick Mattson
Title: Authorized Signatory